UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): June 29, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 29, 2005, Photronics, Inc. entered into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, Inc., as representatives of the several underwriters, related to the public offering of 7,000,000 shares of Photronics, Inc.’s common stock, par value $.01, at a public offering price of $21.25 per share. Delivery of and payment for the shares of common stock pursuant to such Underwriting Agreement will be made on or about July 6, 2005. The Company also granted the underwriters an option to purchase up to an additional 1,050,000 shares of common stock to cover over-allotments, if any.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

The exhibits listed in the following index relate to the Registration Statements on Form S-3 (No. 333-125784) of the registrant and are filed herewith for incorporation by reference in such Registration Statement.

1.1	Underwriting Agreement between Photronics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, Inc., as representatives of the several underwriters, dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.

By: /s/ Edwin L. Lewis

Name: Edwin L. Lewis

Title:   Vice President, General Counsel and Secretary

Date: July 6, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement between Photronics, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, Inc., as representatives of the several underwriters, dated June 29, 2005.